Filed pursuant to Rule 424(b)(5)
Registration No. 333-233595
333-233595-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell the securities and they are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 11, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 3, 2019)

$

$             % Notes due 20

$             % Notes due 20

$             % Notes due 20

$             % Notes due 20

$             % Notes due 20

$             % Notes due 20

Guaranteed by TWDC Enterprises 18 Corp.

The Walt Disney Company (“Disney,” the “Company,” “we,” “us” or “our”) is offering $        aggregate principal amount of its     % notes due 20    (the “20    notes”), $        aggregate principal amount of its     % notes due 20    (the “20    notes”), $        aggregate principal amount of its     % notes due 20    (the “20    notes”), $        aggregate principal amount of its     % notes due 20    (the “20    notes”), $        aggregate principal amount of its     % notes due 20    (the “20    notes”) and $        aggregate principal amount of its % notes due 20    (the “20    notes” and, collectively with the 20    notes, the 20    notes, the 20    notes, the 20    notes and the 20    notes, the “notes”).

The 20    notes will bear interest at a rate of    % per annum. The 20    notes will bear interest at a rate of    % per annum. The 20    notes will bear interest at the rate of    % per annum. The 20    notes will bear interest at the rate of    % per annum. The 20    notes will bear interest at the rate of    % per annum. The 20    notes will bear interest at the rate of    % per annum. We will pay interest on the 20    notes semi-annually in arrears on        and        of each year, commencing on        , 2020. We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on        , 2020. We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on        , 2020. We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on        , 2020. We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on        , 2020. We will pay interest on the 20    notes semi-annually in arrears on        and        of each year, commencing on        , 2020.

The 20    notes will mature on         , 20        , unless earlier redeemed. The 20    notes will mature on         , 20        , unless earlier redeemed. The 20    notes will mature on        , 20    , unless earlier redeemed. The 20    notes will mature on        , 20        , unless earlier redeemed. The 20    notes will mature on        , 20        , unless earlier redeemed. The 20    notes will mature on        , 20        , unless earlier redeemed.

We may redeem some or all of the notes at any time or from time to time at our option at the redemption prices described in this prospectus supplement.

The notes will be our senior unsecured obligations and will rank pari passu with our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be guaranteed (the “guarantee”) on a senior unsecured basis by TWDC Enterprises 18 Corp. (the “Guarantor” or “TWDC Enterprises”), our 100%-owned subsidiary. The guarantee will rank pari passu with the Guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be issued in fully-registered, book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 for a discussion of certain risks that should be considered in connection with an investment in the notes, as well as “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2019, our subsequent Quarterly Reports on Form 10-Q and the other filings with the Securities and Exchange Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)			Underwriting Discount			Proceeds (before expenses) to The Walt Disney Company
	Per Note		Total	Per Note		Total	Per Note		Total
% Notes due 20		%	$		%	$		%	$
% Notes due 20		%	$		%	$		%	$
% Notes due 20		%	$		%	$		%	$
% Notes due 20		%	$		%	$		%	$
% Notes due 20		%	$		%	$		%	$
% Notes due 20		%	$		%	$		%	$
Total			$			$			$

(1)	Plus accrued interest, if any, from , 2020.

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes. The underwriters expect to deliver the notes in fully-registered, book-entry form on or about        , 2020 through the facilities of The Depository Trust Company (“DTC”) and its direct and indirect participants, including Euroclear Bank SA/NV, or its successor as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream Luxembourg”).

Joint Book-Running Managers

BNP PARIBAS	Credit Suisse	Deutsche Bank Securities	Goldman Sachs & Co. LLC	Morgan Stanley

The date of this Prospectus Supplement is        , 2020.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. Neither we nor any underwriter is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

S-i

References in this prospectus supplement to “The Walt Disney Company,” the “Company,” “we,” “us” or “our” under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Summary—The Walt Disney Company” are to The Walt Disney Company and its subsidiaries, including TWDC Enterprises, through which various businesses are conducted. When such terms are used elsewhere in this prospectus supplement, we refer only to The Walt Disney Company unless the context otherwise requires or as otherwise indicated. References in this prospectus supplement to “TWDC Enterprises” or the “Guarantor” are to TWDC Enterprises 18 Corp., a 100% owned subsidiary of The Walt Disney Company.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific details regarding this offering and the notes offered hereby. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein as described under “Where You Can Find More Information” in this prospectus supplement. Generally, the term “prospectus” refers to the prospectus supplement and the accompanying prospectus together.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the currency of the United States of America.

The information set forth in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is directed to prospective purchasers of notes who are United States residents, except to the extent expressly set forth in “Material U.S. Federal Income Tax Considerations” below. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments on, the notes. You should consult your own legal, tax and business advisors regarding an investment in the notes.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance and the outcome of contingencies such as future financial results, in each case, wherever they appear in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or the documents incorporated or deemed to be incorporated by reference herein or therein, are necessarily estimates reflecting the best judgment of the management of The Walt Disney Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail in our Annual Report on Form 10-K for the year ended September 28, 2019 and in any subsequent Quarterly Reports on Form 10-Q as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission under the Exchange Act, that include “Risk Factors” or that discuss risks to us.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or, in the case of documents incorporated or deemed to be incorporated by reference herein or therein, as of the date of those documents. The Walt Disney Company does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

S-iii

SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in the notes. For a more complete understanding of this offering and The Walt Disney Company’s business, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus and all documents incorporated by reference herein and therein.

The Walt Disney Company

The Walt Disney Company is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Parks, Experiences and Products; Studio Entertainment; and Direct-to-Consumer & International. The Walt Disney Company is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

On March 20, 2019, the Company acquired the outstanding capital stock of Twenty-First Century Fox, Inc. (“TFCF”), which was subsequently renamed TFCF Corporation, a diversified global media and entertainment company. Prior to the acquisition, TFCF and a newly-formed subsidiary of TFCF (“New Fox”) entered into a separation agreement, pursuant to which TFCF transferred to New Fox a portfolio of TFCF’s news, sports and broadcast businesses and certain other assets. TFCF retained all of the assets and liabilities not transferred to New Fox, the most significant of which were the Twentieth Century Fox film and television studios, certain cable networks (primarily FX and National Geographic), TFCF’s international television businesses (including Star) and TFCF’s 30% interest in Hulu LLC (“Hulu”). Under the terms of the agreement governing the acquisition, the Company will generally phase out Fox brands by 2024, but has perpetual rights to certain Fox brands, including the Twentieth Century Fox and Fox Searchlight brands.

As a result of the acquisition, the Company’s ownership interest in Hulu increased to 60%, and the Company started consolidating the results of Hulu as of the acquisition date. In May 2019, the Company increased its ownership interest in Hulu to 67%, with NBC Universal (NBCU) owning the remaining 33%. Also in May 2019, the Company entered into a put/call agreement with NBCU that provided the Company with full operational control of Hulu. In order to obtain regulatory approval for the acquisition of TFCF, the Company agreed to sell TFCF’s regional sports networks (RSN) and sports media operations in Brazil and Mexico. The sale of the RSNs was completed in August 2019. Subsequently, Brazilian regulators reviewed their initial order and in May 2020 approved the acquisition of TFCF’s sports media operations in Brazil, subject to certain operating restrictions.

In November 2019, the Company launched Disney+, a subscription-based direct-to-consumer streaming service with Disney, Pixar, Marvel, Star Wars and National Geographic branded programming in the U.S. and four other countries and has expanded to select Western European countries in March 2020 and in additional Western European countries and India in April 2020. Further launches are planned for Latin America in fall of 2020, and Europe and various Asia-Pacific territories throughout calendar 2020 and calendar 2021.

To find out how to obtain more information regarding us and our business, you should read the documents incorporated and deemed to be incorporated by reference in this prospectus supplement that are described in the section of this prospectus supplement entitled “Where You Can Find More Information.”

Media Networks

•	Significant operations:

•	Disney, ESPN, Freeform, FX and National Geographic branded domestic cable networks

•	ABC branded broadcast television network and eight owned domestic television stations

•	Television production and distribution

•	National Geographic magazines

•	A 50% equity investment in A+E Television Networks (“A+E”)

Parks, Experiences and Products

•	Significant operations:

•	Parks & Experiences:

•

Theme parks and resorts, which include: Walt Disney World Resort in Florida; Disneyland Resort in California; Disneyland Paris; Hong Kong Disneyland Resort (47% ownership interest); and Shanghai Disney Resort (43% ownership interest), all of which are consolidated in our results. Additionally, the Company licenses our intellectual property to a third party to operate Tokyo Disney Resort

•	Disney Cruise Line, Disney Vacation Club, National Geographic Expeditions (73% ownership interest), Adventures by Disney and Aulani, a Disney Resort & Spa in Hawaii

•	Consumer Products:

•	Licensing of our trade names, characters, visual, literary and other intellectual properties to various manufacturers, game developers, publishers and retailers throughout the world

•

Sale of branded merchandise through retail, online and wholesale businesses, and development and publishing of books, comic books and magazines (except National Geographic, which is reported in Media Networks)

Studio Entertainment

•	Significant operations:

•	Motion picture production and distribution under the Walt Disney Pictures, Twentieth Century Fox, Marvel, Lucasfilm, Pixar, Fox Searchlight Pictures and Blue Sky Studios banners

•	Development, production and licensing of live entertainment events on Broadway and around the world (stage plays)

•	Music production and distribution

•	Post-production services, which include visual and audio effects through Industrial Light & Magic and Skywalker Sound

Direct-to-Consumer & International

•	Significant operations:

•	Branded international television networks and channels, which include Disney, ESPN, Fox, National Geographic and Star (International Channels)

•	Direct-to-consumer streaming services, which include Disney+, ESPN+, Hotstar and Hulu

•	Other digital content distribution platforms and services

•	Equity investments:

•

A 50% ownership interest in Endemol Shine Group (which, pursuant to a definitive agreement entered into on October 25, 2019, the Company has agreed to sell to Banijay Group, subject to customary closing conditions, including approval from the European Commission; the Company expects the sale to close in fiscal 2021)

•	A 20% ownership interest (49% economic interest) in Seven TV

•	A 30% effective ownership interest in Tata Sky

•	A 21% effective ownership interest in Vice Group Holdings, Inc. (Vice). Vice operates Viceland, which is owned 50% by Vice and 50% by A+E

TWDC Enterprises 18 Corp.

TWDC Enterprises is a Delaware corporation and a direct, 100%-owned subsidiary of The Walt Disney Company. Its principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000. The notes will be guaranteed on a senior unsecured basis by TWDC Enterprises and not by any other subsidiary of The Walt Disney Company.

Recent Developments

The outbreak of the novel coronavirus (“COVID-19”) and measures to prevent its spread are affecting our business in a number of ways, which should be considered in connection with an investment in the notes. For further discussion, see our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2020, which is incorporated by reference into this prospectus supplement.

The Offering

The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that is important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of the Notes” and in the accompanying prospectus under “Description of Debt Securities of The Walt Disney Company.”

Issuer	The Walt Disney Company

Guarantor	The notes will be guaranteed fully and unconditionally by TWDC Enterprises 18 Corp.

The Guarantor will automatically and unconditionally be released and discharged from all obligations under the guarantee under certain circumstances specified under the caption “Description of Debt Securities of The Walt Disney Company—The TWDC Enterprises Guarantee” in the accompanying prospectus.

Securities Offered	$ % notes due 20

$ % notes due 20

$ % notes due 20

$ % notes due 20

$ % notes due 20

$ % notes due 20

Original Issue Date	, 2020

Maturity Date	The 20 notes will mature on , 20

The 20 notes will mature on , 20

The 20 notes will mature on , 20

The 20 notes will mature on , 20

The 20 notes will mature on , 20

The 20 notes will mature on , 20

Interest Rate	Interest on the 20 notes will accrue at a rate of % per annum from , 2020.

Interest on the 20 notes will accrue at a rate of % per annum from , 2020.

Interest on the 20 notes will accrue at a rate of % per annum from , 2020.

Interest on the 20 notes will accrue at a rate of % per annum from , 2020.

Interest on the 20 notes will accrue at a rate of % per annum from , 2020.

Interest on the 20 notes will accrue at a rate of % per annum from , 2020.

Interest Payment Dates	Interest on the 20 notes will be paid semi-annually in arrears on and of each year, commencing on , 2020.

Interest on the 20 notes will be paid semi-annually in arrears on and of each year, commencing on , 2020.

Interest on the 20 notes will be paid semi-annually in arrears on and of each year, commencing on , 2020.

Interest on the 20 notes will be paid semi-annually in arrears on and of each year, commencing on , 2020.

Interest on the 20 notes will be paid semi-annually in arrears on and of each year, commencing on , 2020.

Interest on the 20 notes will be paid semi-annually in arrears on and of each year, commencing on , 2020.

Optional Redemption	The notes may be redeemed, in whole or in part, at our option, at any time or from time to time prior to their respective final maturity date, at the applicable redemption prices set forth under “Description of the Notes—Optional Redemption.” On or after the applicable Par Call Date, the Par Call Notes (each as defined herein) may be redeemed, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the applicable Par Call Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. For additional information, see “Description of the Notes—Optional Redemption.”

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including (i) the repayment of commercial paper and (ii) the repayment at maturity of two series of notes issued by TWDC Enterprises. See “Use of Proceeds.”

Tax Considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the notes in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material U.S. Federal Income Tax Considerations.”

Ranking of Notes	The notes will be our senior unsecured obligations and will rank pari passu with all our other unsecured and unsubordinated indebtedness outstanding from time to time.

Ranking of Guarantee	The guarantee will be the Guarantor’s senior unsecured obligation and will rank pari passu with all its other unsecured and unsubordinated indebtedness outstanding from time to time.

Denominations	The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form	The notes will be issued in fully-registered, book-entry form. One or more global notes will be deposited with, or on behalf of, The Depository Trust Company, or any successor thereto, as depositary, and registered in the name of Cede & Co., as nominee of The Depository Trust Company. See “Description of the Notes—Book-Entry System.”

Absence of Public Market	The notes are a new issue of securities for which there is currently no established market. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We have been advised by the underwriters that they currently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice.

Additional Issuances	We may from time to time, without notice to or the consent of the holders of the notes, issue additional notes ranking pari passu with, and with the same terms and provisions as, the notes offered hereby (except for the date of original issuance, and, if applicable, the date from which interest will accrue, the first interest payment date and the offering and sale prices thereof).

Governing Law	The indenture, including the guarantee, and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	Citibank, N.A.

Paying Agent, Authenticating Agent, Registrar and Transfer Agent	Citibank, N.A.

Risk Factors	An investment in the notes involves risk. You should consider carefully the specific factors set forth under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2019, our subsequent Quarterly Reports on Form 10-Q and the other filings with the Securities and Exchange Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Your investment in the notes involves certain risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components. The risk factors described below may be updated from time to time by our filings with the Securities and Exchange Commission under the Exchange Act that we incorporate by reference herein. The risks and uncertainties described in such incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business, financial condition and results of operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. See “Cautionary Statement Concerning Forward-Looking Statements.”

General

For an enterprise as large and complex as The Walt Disney Company and its subsidiaries are, a wide range of factors could materially affect future developments and performance. The most significant factors affecting the operations of The Walt Disney Company include those set out in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2019, our subsequent Quarterly Reports on Form 10-Q and the other filings with the Securities and Exchange Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional factors relevant to this offering include the following.

There may not be any trading market for your notes; many factors affect the trading and market value of your notes.

The notes are a new issue of securities and, upon issuance, your notes will not have an established trading market. We do not intend to apply for listing or quotation of the notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the notes, whether you will be able to sell the notes, or the prices at which you may be able to sell the notes. In addition to our creditworthiness, many factors will affect the trading market for, and trading value of, your notes. These factors include the risk factors described and referred to elsewhere in this “Risk Factors” section and the following:

•	the interest rate on the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the redemption features of the notes;

•	the level, direction and volatility of market interest rates generally;

•	market perceptions of the level, direction and volatility of interest rates generally; and

•	the trading value of comparable securities.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase the notes unless you understand and know you can bear all of the investment risks involving your notes.

The Walt Disney Company is a holding company, and the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than the Guarantor. The guarantee will be structurally subordinated to the indebtedness and other liabilities of the Guarantor’s subsidiaries.

The notes are our obligations exclusively and not of any of our subsidiaries. The guarantee is the Guarantor’s obligation exclusively and not any of its subsidiaries. Operations are conducted almost entirely through our subsidiaries. Our and the Guarantor’s subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or the guarantee or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we or the Guarantor are a creditor with recognized claims against our or the Guarantor’s subsidiaries, all claims of creditors (including trade creditors) of our or the Guarantor’s subsidiaries will have priority with respect to the assets of such subsidiaries over our or the Guarantor’s claims (and therefore the claims of our and the Guarantor’s creditors, including holders of the notes). Consequently, the notes will be structurally subordinated to all indebtedness or other liabilities of our subsidiaries other than the Guarantor, including any subsidiaries that we may in the future acquire or establish, and the guarantee will be structurally subordinated to all indebtedness or other liabilities of the Guarantor’s subsidiaries, including any subsidiaries that the Guarantor may in the future acquire or establish.

Redemption prior to maturity may adversely affect your return on the notes.

Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

Our and the Guarantor’s credit ratings may not reflect all risks of an investment in the notes and a downgrade in our and/or the Guarantor’s credit ratings could adversely affect the market value of the notes.

The credit ratings that may be assigned to our outstanding debt securities and to the notes do not purport to reflect the potential impact of all risks relating to an investment in those securities. Such ratings are limited in scope and reflect only the view of each rating agency at the time the rating was issued. These ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that such credit ratings will not be lowered, suspended or withdrawn entirely by the rating agencies or placed on a so-called “watch list” for a possible downgrade or assigned a negative ratings outlook if, in any rating agency’s judgment, circumstances so warrant. Standard & Poor’s and Fitch have recently downgraded our debt ratings by one notch. Standard and Poor’s has placed our long-term debt rating on CreditWatch with negative implications and Fitch has placed our long-term debt rating on Negative Outlook. Moreover, these credit ratings are not recommendations to buy, sell or hold any of our debt securities or the notes. Actual or anticipated changes or downgrades in our or the Guarantor’s credit ratings may adversely affect any trading market for, and the market value of, the notes, and also increase our borrowing costs.

An increase in market interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes and market interest rates increase, the market value of those notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the notes in this offering will be approximately $        after deducting the underwriting discounts but before deducting estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including (i) the repayment of commercial paper and (ii) the repayment at maturity of TWDC Enterprises’ 1.800% notes due June 2020, of which $750 million principal amount is outstanding, and TWDC Enterprises’ floating rate notes due June 2020, of which $500 million principal amount is outstanding.

TWDC Enterprises’ 1.800% notes due June 2020 bear interest at a rate per annum equal to 1.800%, TWDC Enterprises’ floating rate notes due June 2020 bear interest at a rate per annum equal to three-month LIBOR plus 19 basis points, and both series of notes mature on June 5, 2020. As of March 28, 2020, the outstanding amount of our commercial paper borrowings was $8,483 million, the weighted average effective interest rate on outstanding borrowings under the commercial paper program was approximately 1.696% per annum and the average remaining maturity on outstanding borrowings under the commercial paper program was approximately 59 days.

DESCRIPTION OF THE NOTES

Each of the     % notes due 20    (the “20    notes”), the     % notes due 20    (the “20    notes”), the     % notes due 20    (the “20    notes”), the     % notes due 20    (the “20    notes”), the     % notes due 20    (the “20    notes”) and the     % notes due 20    (the “20    notes” and, together with the 20    notes, the 20    notes, the 20    notes, the 20    notes and the 20    notes, the “notes”) being offered hereby will be a series of senior debt securities (as defined in the accompanying prospectus under “Description of Debt Securities of The Walt Disney Company”) and issued under the indenture dated as of March 20, 2019 (the “indenture”) between The Walt Disney Company, as issuer, TWDC Enterprises, as guarantor, and Citibank, N.A., as trustee (referred to herein as the “trustee”). The following description of certain provisions of the notes and the indenture is not complete and is qualified in its entirety by reference to the indenture and the forms of the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. You should review the indenture and the forms of the notes, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which the accompanying prospectus is a part and which may be obtained as described under “Where You Can Find More Information.” Capitalized terms used but not defined in this “Description of the Notes” section or in the accompanying prospectus under the caption “Description of Debt Securities of The Walt Disney Company” have the meanings given to them in the indenture. The following description supplements and, to the extent inconsistent, supersedes, the discussion of certain terms and provisions of the notes and the indenture set forth under “Description of Debt Securities of The Walt Disney Company” in the accompanying prospectus.

As used under this caption “Description of the Notes,” references to the “principal” or “redemption price” of any note shall be deemed to include a reference to the premium, if any, payable on such note.

General

Each series of notes will constitute a separate series of our senior debt securities under the indenture, initially limited, in the case of the 20    notes, to $        aggregate principal amount, in the case of the 20    notes, to $        aggregate principal amount, in the case of the 20    notes, to $        aggregate principal amount, in the case of the 20    notes, to $        aggregate principal amount, in the case of the 20    notes, to $        aggregate principal amount, and in the case of the 20    notes, to $        aggregate principal amount, subject to our right from time to time, without the consent of the holders of any series of notes, to issue additional notes of any such series as described below under “—Further Issues.” There is no limit under the indenture on the aggregate principal amount of notes that we may issue.

The notes will be issued in fully-registered, book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be held in global form by The Depository Trust Company (“DTC”), as depositary, and will be registered in the name of Cede & Co., as nominee of DTC. See “—Book-Entry System” below.

Maturity

The 20    notes will mature on            , 20    . The 20    notes will mature on            , 20    . The 20    notes will mature on            , 20    . The 20    notes will mature on            , 20    . The 20    notes will mature on            , 20    . The 20    notes will mature on            , 20    .

Interest

The 20    notes will bear interest at the rate of     % per annum, the 20    notes will bear interest at the rate of     % per annum, the 20    notes will bear interest at the rate of     % per annum, the 20    notes will bear interest at the rate of     % per annum, the 20    notes will bear interest at the rate of     % per annum and the 20    notes will bear interest at the rate of     % per annum, in each case accruing from    , 2020.

We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on            , 2020, to the record holders at the close of business on the preceding            and            (whether or not such record date is a business day), respectively.

We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on            , 2020, to the record holders at the close of business on the preceding            and            (whether or not such record date is a business day), respectively.

We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on            , 2020, to the record holders at the close of business on the preceding            and            (whether or not such record date is a business day), respectively.

We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on            , 2020, to the record holders at the close of business on the preceding            and            (whether or not such record date is a business day), respectively.

We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on            , 2020, to the record holders at the close of business on the preceding            and            (whether or not such record date is a business day), respectively.

We will pay interest on the 20    notes semi-annually in arrears on            and            of each year, commencing on            , 2020, to the record holders at the close of business on the preceding            and            (whether or not such record date is a business day), respectively.

For a full semi-annual interest period, interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, any redemption date, the applicable maturity date or any other date on which a payment on the notes is due is not a business day (as defined below), the payment due on such interest payment date, redemption date, maturity date or other date, as applicable, will be made on the next succeeding business day with the same force and effect as if made on such interest payment date, redemption date, maturity date or other date, as applicable, and no additional interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date, maturity date or other date, as the case may be, to such next succeeding business day.

The TWDC Enterprises Guarantee

The Guarantor will fully and unconditionally guarantee, on a senior unsecured basis, the full and punctual payment of the principal of, premium, if any, interest on, and all other amounts payable under the notes when the same becomes due and payable, whether at maturity or upon redemption, upon acceleration or otherwise. If for any reason we do not make any required payment in respect of the notes of any series when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the indenture. The guarantee is of payment, performance and compliance and not of collection.

The Guarantor will automatically and unconditionally be released and discharged from all obligations under the guarantee under certain circumstances specified under the caption “Description of Debt Securities of The Walt Disney Company—The TWDC Enterprises Guarantee” in the accompanying prospectus.

Consequences of Holding Company Status

Operations are conducted almost entirely through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any security interests in the assets of the subsidiary and would still be contractually subordinated to any indebtedness of the subsidiary senior to that held by us.

Holders of the notes have a direct claim only against us and the Guarantor. See “Risk Factors—The Walt Disney Company is a holding company, and the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than the Guarantor. The guarantee will be structurally subordinated to the indebtedness and other liabilities of the Guarantor’s subsidiaries.”

Further Issues

We may, from time to time, without notice to or the consent of the registered holders of any series of notes, issue additional notes ranking pari passu with, and with the same terms and provisions as, such series of notes offered hereby (except for the date of original issuance, and, if applicable, the date from which interest will accrue, the first interest payment date and the offering and sale prices thereof) (“Additional Notes”). Any such Additional Notes, together with the applicable series of notes offered hereby, will constitute a single series of our senior debt securities under the indenture.

Ranking

The notes will be our senior unsecured indebtedness and will rank pari passu with each other and with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be structurally subordinated to any indebtedness and preferred stock, if any, of our subsidiaries (other than the Guarantor) and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors and preferred stockholders of our subsidiaries other than the Guarantor will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries other than the Guarantor.

The Guarantor will fully and unconditionally guarantee, on a senior unsecured basis, the full and punctual payment of the principal of, premium, if any, interest on, and all other amounts payable under the notes when the same becomes due and payable.

The guarantee will be the Guarantor’s senior unsecured obligation and will rank pari passu with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. However, the guarantee will be structurally subordinated to any indebtedness and preferred stock, if any, of the Guarantor’s subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

The indenture does not restrict the ability of our or the Guarantor’s subsidiaries to incur indebtedness. See “Risk Factors—The Walt Disney Company is a holding company, and the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than the Guarantor. The guarantee will be structurally subordinated to the indebtedness and other liabilities of the Guarantor’s subsidiaries.”

The Trustee, Paying Agent, Transfer Agent and Security Registrar

Citibank, N.A. will be the trustee with respect to the notes and maintains various commercial and investment banking relationships with us and with affiliates of ours. Citibank, N.A. will initially act as paying agent, transfer agent, authenticating agent and security registrar for the notes, acting through its corporate trust office currently located at 388 Greenwich Street, New York, NY 10013.

Business Day

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York, United States of America.

Mergers and Sales of Assets

The Walt Disney Company

The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things, (i) we are the continuing corporation, or the resulting, surviving or transferee person (if other than us) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable debt securities and the indenture, (ii) immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default under the indenture (any such event, a “default”) shall have occurred and be continuing under the indenture and (iii) we deliver to the trustee an officer’s certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which we are merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, us under the indenture and we will be discharged from all obligations under the indenture and the debt securities issued thereunder, except in the case of a lease of our properties and assets substantially as an entirety.

Guarantor

Subject to the guarantee release provisions therein, the indenture provides that the Guarantor may not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) it is the continuing person, it is merged or consolidated into us or the resulting, surviving or transferee person (if other than us or the Guarantor) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of the Guarantor’s obligations under the applicable debt securities and the indenture and (ii) we deliver to the trustee an officer’s certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which the Guarantor is merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, the Guarantor under the indenture and the Guarantor will be discharged from all obligations under the indenture and the debt securities issued thereunder, except in the case of a lease of its properties and assets substantially as an entirety.

Optional Redemption

The notes of any series may be redeemed, in whole or in part, at our option, at any time or from time to time prior to the maturity date of the applicable series, at a redemption price equal to the greater of the following amounts:

(1)	100% of the principal amount of the notes of such series to be redeemed; or

(2) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on (assuming, for this purpose, that the Par Call Notes (as defined below) mature on the applicable Par Call Date (as defined below)) the notes of such series to be redeemed (not including any portion of any payments of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus            basis points in the case of the 20    notes,            basis points in the case of the 20    notes,            basis points in the case of the 20    notes,            basis points in the case of the 20    notes,            basis points in the case of the 20    notes or            basis points in the case of the 20    notes,

plus, in the case of both clauses (1) and (2) above, any accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date; provided that if we redeem any Par Call Notes on or after the applicable Par Call Date, the redemption price for such Par Call Notes to be redeemed will equal 100% of the aggregate principal amount of such Par Call Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

Notwithstanding the foregoing, installments of interest on the notes of any series that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable to the registered holders of such notes of such series (or one or more predecessor notes of such series) of record at the close of business on the relevant regular record date, except as otherwise provided by depositary procedures, all as provided in the indenture. Unless we default in the payment of the redemption price, interest on a note or portion thereof called for redemption will cease to accrue on the applicable redemption date.

“Comparable Treasury Issue” means, with respect to any redemption date for the notes of any series, the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the period from the redemption date to the maturity date or, if applicable, the Par Call Date (the “remaining term”), of the notes of such series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of notes.

“Comparable Treasury Price” means, with respect to any redemption date for the notes of any series, (i) if the Independent Investment Banker obtains five Reference Treasury Dealer Quotations for that redemption date, the average of those Reference Treasury Dealer Quotations after excluding the highest and lowest of those Reference Treasury Dealer Quotations, (ii) if the Independent Investment Banker obtains fewer than five but more than one such Reference Treasury Dealer Quotations, the average of all of those quotations, or (iii) if the Independent Investment Banker obtains only one such Reference Treasury Dealer Quotation, such quotation.

“Independent Investment Banker” means one of BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC and their respective affiliates and successors appointed by us to act as the Independent Investment Banker from time to time, or if any such firm is unwilling or unable to serve in that capacity, an independent investment banking institution of national standing appointed by us.

“Par Call Date” means (i)         , 20    for any 20    notes (the date that is six months prior to the maturity of the 20    notes), (ii)         , 20    for any 20    notes (the date that is six months prior to the maturity of the 20    notes) and (iii)         , 20    for any 20    notes (the date that is six months prior to the maturity of the 20    notes).

“Par Call Notes” means the 20    notes, the 20    notes and the 20    notes.

“Reference Treasury Dealer” means, with respect to any redemption date for the notes of any series, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC and their respective affiliates and successors; provided that, if any such firm ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the notes of any series, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that redemption date.

“Treasury Rate” means, with respect to any redemption date for the notes of any series, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third business day preceding the applicable redemption date.

Notice of any redemption of notes will be mailed at least 15 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the principal amount of notes to be redeemed, the redemption date, the redemption price or the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).

If less than all of the notes of a series are to be redeemed, the notes to be redeemed will be selected according to DTC procedures, in the case of notes represented by a global note, or by the trustee by such method as the trustee considers fair and appropriate, in the case of notes, if any, that are not represented by a global note. If any note is to be redeemed in part, such note must be redeemed in a minimum principal amount of $2,000 and integral multiples of $1,000 in principal amount in excess thereof; provided that the unredeemed portion of any note must be an authorized denomination. Payment of the redemption price, together with accrued interest (if any) to but excluding the redemption date for a note for which a redemption notice has been delivered is conditioned upon delivery of such note to an office or agency of us maintained for that purpose. Payment of the redemption price for a note (or portion thereof to be redeemed), together with accrued interest to the redemption date, will be made on the later of the redemption date or promptly following the time of delivery of such note. See “—The Trustee, Paying Agent, Transfer Agent and Security Registrar.”

Open Market Purchases

We or our affiliates may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Notices

The trustee will send notices electronically or mail notices by first class mail, postage prepaid, to each registered holder’s address as it appears in the registration books of the registrar and, to the extent applicable, transmit such notices in accordance with applicable procedures of DTC. The trustee will only mail or transmit these notices to the registered holder of the notes, and consequently holders of beneficial interests in global notes will not receive these notices unless we reissue the notes in fully certificated form.

Book-Entry System

The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC’s control and are subject to changes by DTC, from time to time. Neither we nor any of the underwriters takes any responsibility for these operations and procedures and we urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•

DTC is a 100% owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by its principal users, which include banks, broker-dealers, mutual funds and other financial institutions.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

•	The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

DTC will act as securities depository for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). Upon issuance, all notes having the same original issue date, stated maturity and other terms will be represented by the same global security or securities. One fully registered global security will be issued for all such notes having the same original issue date, stated maturity and other terms and will be deposited with or on behalf of DTC. If, however, the aggregate principal amount of any notes with the same stated maturity and other terms exceeds $500,000,000, then one global security will be issued with respect to each $500,000,000 of principal amount, and an additional global security will be issued with respect to any remaining principal amount of such notes.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for such notes on DTC’s records. The ownership interest of each actual purchaser of each note represented by a global security (“Beneficial Owner”) is in turn to be recorded on the records of direct participants and indirect participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners.

To facilitate subsequent transfers, all global securities representing notes which are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; DTC’s records reflect only the identity of the direct participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture. Except as provided below, Beneficial Owners of a global security or securities will not be entitled to have notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form (except under the limited circumstances described below) and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect, from time to time.

If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities with the same stated maturity and other terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such global securities to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the global securities representing the notes. Under its usual procedures, DTC mails an Omnibus Proxy as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, premium, if any, and/or interest, if any, on the global securities representing the notes will be made to DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detailed information from us or the trustee for such notes on the payable date in accordance with the respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, on any of the global securities representing book-entry notes to DTC is the responsibility of us and the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of direct participants and indirect participants.

A Beneficial Owner will give notice of any option to elect to have its notes repaid by us, through its participant, to the trustee, and will effect delivery of the applicable notes by causing the participant to transfer the participant’s interest in the global security or securities representing such notes, on DTC’s records, to the trustee. The requirement for physical delivery of notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such notes are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us. If DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes, we will use commercially reasonable efforts to locate a qualified successor. However, definitive notes will be issued in exchange for beneficial interests in global notes, registered in the names of persons other than DTC or its nominee, only if (i) DTC’s book-entry only system ceases to exist, (ii) we determine that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and we are unable to locate a qualified successor, (iii) we, at our option, elect to issue definitive notes in lieu of the book-entry system through DTC with respect to all or a portion of such series of notes, (iv) required by law or (v) an Event of Default with respect to the notes has occurred and is continuing. In the event that definitive notes are to be issued as aforesaid, we will promptly execute, and the trustee or an authenticating agent, upon receipt of an order from us for the authentication and delivery of definitive notes, will authenticate and deliver definitive notes in an aggregate principal amount equal to the principal amount of the global securities in exchange for beneficial interests in such global securities in accordance with the instructions, if any, of DTC.

If we issue definitive notes in exchange for global securities as described in the preceding paragraph, such definitive notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and each such definitive note will have the same stated maturity and other terms as the global security for which it is exchanged.

The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

Clearstream Luxembourg and Euroclear Systems

You may elect to hold interests in the notes through either DTC or Clearstream Luxembourg or Euroclear if you are a participant in those systems, or indirectly, through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests in notes on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ respective names on the books of DTC.

Clearstream Luxembourg has advised us that it was incorporated under the laws of Luxembourg. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in many currencies, including United States dollars. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier (Commission for the Supervision of the Financial Sector). Clearstream Luxembourg Participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg Participant.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary of Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in book-entry notes in DTC, and making or receiving payment through DTC in accordance with normal procedures. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in book-entry notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Luxembourg Participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of interests in book-entry notes by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

The information in this section concerning DTC, Euroclear and Clearstream Luxembourg has been obtained from sources that we believe to be reliable but neither we nor any underwriter takes any responsibility for the accuracy thereof.

Payment of Interest and Principal

As long as DTC or its nominee is the registered owner of the global securities, DTC or its nominee will be considered the sole owner of the global securities for the purposes of receiving payments of interest and principal on such global securities. Payments of principal and any interest on notes in book-entry form represented by one or more global securities will be made by us in immediately available funds through the paying agent to DTC or its nominee, as the case may be, as the holder of the global security or global securities representing such notes in book-entry form.

We expect that DTC, upon receipt of any payment of principal or interest in respect of a global security, will credit, on the date principal or interest is payable, its participants’ accounts with payments in amounts proportionate to their respective interests in the principal amount of such global security as shown on the records of DTC. We also expect that payments of principal and interest by the participants to the owners of beneficial interests in such global security held through such participants in the depositary service of DTC will be governed by standing instructions and customary practices and will be the responsibility of such participants. Our responsibility and liability in respect of notes represented by a global security is limited to making payment of any principal and interest due on such global security to DTC. The rules governing DTC provide that it acts as the agent and depositary for its participants. As a result, such participants must look solely to DTC and beneficial owners of notes must look solely to participants for the payment of the principal and interest on the notes paid by or on behalf of us to DTC.

If definitive notes are issued under the limited circumstances described above, we will make payments of principal and the redemption price, if any, thereof upon presentation of the definitive notes at the office of a paying agent for the notes. At our option, payments of interest on definitive notes, if issued, due on any interest payment date (other than on the maturity date or any redemption date) may be made by cheque mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of notes or by wire transfer of immediately available funds to the accounts of the holders of such definitive notes if appropriate wire transfer instructions have been received in writing by the paying agent not less than 15 days prior to the applicable interest payment date. Notwithstanding the foregoing, we will make payments of interest on any interest payment date (other than on the maturity date or any redemption date) to each registered holder of $10,000,000 or more in aggregate principal amount of definitive notes by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the paying agent not less than 15 days prior to the applicable interest payment date. Any wire transfer instructions received by the paying agent shall remain in effect until revoked by the applicable registered holder.

Governing Law

The indenture, including the guarantee, and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, disposition and ownership of the notes to the beneficial owners of the notes that purchase the notes in the initial offering at the “issue price” (i.e., the first price at which a substantial amount of the applicable series of notes is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary assumes that purchasers will hold the notes as “capital assets” as defined in the Code. This summary does not address all aspects of U.S. federal income taxation that may be important to a particular investor in light of their personal circumstances or that are subject to special rules, such as:

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	broker-dealers;

•	certain former citizens or former long-term residents of the United States;

•	partnerships or other pass-through entities, hybrid entities and certain trusts;

•	persons that hold notes as a position in a “straddle,” “hedge” or “appreciated financial position” for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar.; and

•	accrual method taxpayers that are required to recognize income with respect to the notes for U.S. federal income tax purposes no later than when it is taken into account in financial statements.

This discussion does not address the U.S. federal estate (except as set forth below with respect to Non-U.S. Holders (as defined below)) or gift tax laws or any aspects of foreign, state or local tax laws. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of acquiring, holding and disposing of the notes in light of their particular situations, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder and not an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partnership holding notes and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of notes.

U.S. Holders

Payments of Interest

It is anticipated, and the remainder of this discussion assumes, that the notes will be issued with less than a de minimis amount (as set forth in the applicable Treasury Regulations) of original issue discount for U.S. federal income tax purposes. Accordingly, interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition of a note (except to the extent the amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income as described above to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in such note. A U.S. Holder’s adjusted tax basis in the note generally will be the cost to purchase the note.

Any gain or loss recognized by a U.S. Holder on a taxable disposition of the note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the taxable disposition the note has been held by the U.S. Holder for more than one year. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gains are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code.

Backup Withholding and Information Reporting

Information reporting requirements generally will apply to interest on the notes and the proceeds of a sale, exchange, redemption or other taxable disposition of a note paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding generally will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Medicare Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates or trusts are subject to an additional 3.8% Medicare tax on “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts), which includes, among other things, interest on and gains from the sale, exchange, redemption or other taxable disposition of the notes. U.S. Holders should consult their tax advisors regarding the 3.8% Medicare tax.

Non-U.S. Holders

Payments of Interest

Subject to the discussion under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act (FATCA)” below, U.S. federal withholding tax will not be applied to any payment of interest on a note to a Non-U.S. Holder; provided that:

(a)	interest paid on the note is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;

(b)

the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

(c)	the Non-U.S. Holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

(d)

either (1) the Non-U.S. Holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on the applicable IRS Form W-8), or (2) the Non-U.S. Holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the Non-U.S. Holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to the holder will be subject to U.S. federal withholding tax at a rate of 30%, unless the Non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and is includible in the Non-U.S. Holder’s gross income for U.S. federal income tax purposes.

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the Non-U.S. Holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Subject to the discussions under “—Information Reporting and Backup Withholding” below, gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a note (excluding any amount allocable to accrued and unpaid interest, which generally will be taxable as described above under “—Payments of Interest”) will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment); or

•	the Non-U.S. Holder is an individual who is present in the United States for a period aggregating 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a Non-U.S. Holder is an individual or foreign corporation described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, redemption or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, if a Non-U.S. Holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If a Non-U.S. Holder is an individual described in the second bullet point above, such Non-U.S. Holder will be subject to a flat 30% (or lesser rate as may be specified under an applicable income tax treaty) tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by U.S.-source capital losses, even though such Non-U.S. Holder is not considered a resident of the United States.

U.S. Federal Estate Tax

Notes held at the time of death by an individual who is not a U.S. citizen or resident (as specially defined for U.S. federal estate tax purposes) will not be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes; provided that (1) the individual does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury Regulations and (2) interest on those notes would not have been, if received at the time of the individual’s death, effectively connected with the conduct by such individual of a trade or business in the United States.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to Non-U.S. Holders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest that we make, provided the applicable statement described above in the last bullet point under “—Payments of Interest” has been provided and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, that is not an exempt recipient. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, exchange, redemption, repurchase by us or other taxable disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, that is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Under the Foreign Account Tax Compliance Act (commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to interest income paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met.

In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Further, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is subject both to withholding under FATCA and to the U.S. federal withholding tax discussed above under “—Non-U.S. Holders—Payments of Interest,” the U.S. federal withholding under FATCA may be credited against, and therefore reduce, such other U.S. federal withholding tax. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of the notes.

UNDERWRITING

We, the Guarantor and the underwriters named below, acting through their representatives, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the notes. Subject to certain terms and conditions contained in the underwriting agreement, we have agreed to sell to each underwriter and each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table:

Underwriters	20 Notes	20 Notes	20 Notes	20 Notes	20 Notes	20 Notes
BNP Paribas Securities Corp.	$	$	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$	$	$
Deutsch Bank Securities Inc.	$	$	$	$	$	$
Goldman Sachs & Co. LLC	$	$	$	$	$	$
Morgan Stanley & Co. LLC.	$	$	$	$	$	$

Total	$	$	$	$	$	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of    % of the principal amount of the 20    notes,    % of the principal amount of the 20    notes,    % of the principal amount of the 20    notes,    % of the principal amount of the 20    notes,    % of the principal amount of the 20    notes and    % of the principal amount of the 20    notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than    % of the principal amount of the 20    notes,    % of the principal amount of the 20    notes,    % of the principal amount of the 20    notes,    % of the principal amount of the 20    notes, % of the principal amount of the 20    notes and    % of the principal amount of the 20    notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

	Per 20 Note		Per 20 Note		Per 20 Note		Per 20 Note		Per 20 Note		Per 20 Note		Total
Underwriting discounts		%		%		%		%		%		%	$

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or have the notes quoted on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The expenses of this offering, not including the underwriting discounts, are estimated to be $        , all of which are payable by us.

We and the Guarantor have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they are required to make in respect thereof.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain others of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain affiliates of BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsch Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are also lenders or agents under our bank facilities.

Selling Restrictions

Other than the United States, no action has been taken by us, the Guarantor or, to the best of our knowledge, the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Canadian Investors

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the Guarantor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

This prospectus supplement is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers (“AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.

persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D.411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.

the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement. This prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of our notes for their own account and undertake not to transfer, directly or indirectly, our notes to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notification under Section 309B(1)(c) of the SFA—We have determined that the Notes are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

WHERE YOU CAN FIND MORE INFORMATION

We have elected to “incorporate by reference” certain information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus supplement, except for information incorporated by reference that is superseded by information contained in this prospectus supplement or any document we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference in this prospectus supplement. Likewise, any statement in this prospectus supplement or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We incorporate by reference the following documents that we have previously filed with the Securities and Exchange Commission (other than information in such documents that is deemed not to be filed):

(a)	The Walt Disney Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed on November 20, 2019;

(b)

The Walt Disney Company’s Quarterly Reports on Form 10-Q for the quarterly period ended December 28, 2019, filed on February  4, 2020; and the quarterly period ended March 28, 2020, filed on May 5, 2020.

(c)

the information in The Walt Disney Company’s proxy statement filed on January 17, 2020, but only to the extent such information is incorporated by reference in The Walt Disney Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019; and

(d)

The Walt Disney Company’s Current Reports on Form 8-K/A filed on March 27, 2019 (only Exhibits 23.1, 99.1 and 99.2 thereto) and on Forms 8-K filed on August 29, 2019 (only Item 9.01 and Exhibit 99.3 thereto), October  1, 2019, October  11, 2019, October  22, 2019, November  25, 2019, February  25, 2020, March  11, 2020, March  12, 2020, March  17, 2020, March  19, 2020, March  23, 2020, March  30, 2020, March  30, 2020, April  13, 2020 and April 15, 2020.

We also are incorporating by reference all future documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the notes made hereby (other than information in and exhibits to such documents that are deemed not to be filed). The most recent information that we file with the Securities and Exchange Commission automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement and the accompanying prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Senior Vice President, Investor Relations; telephone number (818) 560-1000. You should not assume that the information in this prospectus supplement, any document incorporated by reference herein, or the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.

This prospectus omits financial statements for TWDC Enterprises, as permitted by the Securities and Exchange Commission in Rule 3-10(e) of Regulation S-X. TWDC Enterprises is our 100% owned subsidiary, and the notes issued under this prospectus supplement will be fully and unconditionally guaranteed by TWDC Enterprises.

LEGAL MATTERS

Certain legal matters with respect to the legality of the securities being offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP. Latham & Watkins LLP will act as counsel for the underwriters. Cravath, Swaine & Moore LLP has from time to time represented, and continues to represent, certain of the underwriters in connection with certain unrelated legal matters. Latham & Watkins LLP from time to time represents The Walt Disney Company in connection with certain unrelated legal matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to The Walt Disney Company’s Annual Report on Form 10-K dated September 28, 2019, have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the TFCF and Hulu businesses the registrant acquired during 2019, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Twenty-First Century Fox, Inc. appearing in The Walt Disney Company’s Amended Current Report on Form 8-K/A filed on March 27, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

DEPOSITARY SHARES

WARRANTS

PURCHASE CONTRACTS

UNITS

TWDC ENTERPRISES 18 CORP.

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

GUARANTEES OF DEBT SECURITIES

OF THE WALT DISNEY COMPANY

The Walt Disney Company (“we”) may offer from time to time the following types of securities:

•	our debt securities, in one or more series, which will be senior debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	shares of our common stock;

•	warrants to purchase any of the other securities that we may sell under this prospectus;

•	purchase contracts to acquire any of the other securities that we may sell under this prospectus; or

•	any combination of these securities, individually or as units.

TWDC Enterprises 18 Corp. (“TWDC Enterprises”) may fully and unconditionally guarantee all payments of principal, interest, premium, if any, and other amounts payable on debt securities issued by The Walt Disney Company.

We may sell these securities for U.S. dollars or a foreign currency, and payments on these securities may be made in U.S. dollars or a foreign currency. The securities may be offered separately or together in any combination and as separate series.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

Investing in the securities described in this prospectus involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (including, for the avoidance of doubt, the Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018 filed by TWDC Enterprises), as well as the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “DIS.”

We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 3, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and TWDC Enterprises filed with the Securities and Exchange Commission utilizing a “shelf” registration process. When we refer to “The Walt Disney Company,” the “Company,” “we,” “our” and “us” in this prospectus under the headings “Cautionary Statement Concerning Forward-Looking Statements” and “The Walt Disney Company” we mean The Walt Disney Company and its subsidiaries, including TWDC Enterprises 18 Corp., through which various businesses are actually conducted. When such terms are used elsewhere in this prospectus, we refer only to The Walt Disney Company unless the context otherwise requires or as otherwise indicated. When we refer to “TWDC Enterprises” or the “Guarantor” in this prospectus, we refer to TWDC Enterprises 18 Corp., a 100% owned subsidiary of The Walt Disney Company. When we refer to our Annual Report on Form 10-K for the fiscal year ended September 29, 2018, we mean the Annual Report on Form 10-K for such period filed by TWDC Enterprises.

Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We may also prepare free writing prospectuses that describe particular debt securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, TWDC Enterprises and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission website mentioned under the heading “Where You Can Find More Information.”

We have not and TWDC Enterprises has not authorized any person to give any information or to make any representation in connection with this prospectus other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us or TWDC Enterprises.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs or the affairs of TWDC Enterprises since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$,” “dollars,” “U.S. dollars” or “U.S.$”), and references to a “prospectus supplement” include both prospectus supplements and pricing supplements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance and the outcome of contingencies such as future financial results, in each case, wherever they appear in this prospectus, any prospectus supplement or the documents incorporated or deemed to be incorporated by reference herein or therein, are necessarily estimates reflecting the best judgment of the management of The Walt Disney Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail in our Annual Report on Form 10-K for the year ended September 29, 2018 and in any subsequent Quarterly Reports on Form 10-Q (including, for the avoidance of doubt, the Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018 filed by TWDC Enterprises) and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), that include “Risk Factors” or that discuss risks to us.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement or, in the case of documents incorporated or deemed to be incorporated by reference herein or therein, as of the date of those documents. The Walt Disney Company does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

RISK FACTORS

Investing in the securities described in this prospectus involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in such securities described in our Annual Report on Form 10-K for the year ended September 29, 2018 and in any subsequent Quarterly Reports on Form 10-Q (including, for the avoidance of doubt, the Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018 filed by TWDC Enterprises) and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 that include “Risk Factors” or that discuss risks to us. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we and TWDC Enterprises may offer may contain a discussion of additional risks applicable to an investment in the securities described in this prospectus and the particular type of securities we and TWDC Enterprises are offering under that prospectus supplement.

THE WALT DISNEY COMPANY

The Walt Disney Company, together with its subsidiaries through which businesses are conducted, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Parks, Experiences and Products; Studio Entertainment; and Direct-to-Consumer & International. The Walt Disney Company is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

On March 20, 2019, the Company acquired Twenty-First Century Fox, Inc. (“21CF”). Prior to the acquisition, 21CF and a newly-formed subsidiary of 21CF (“New Fox”) entered into a separation agreement, pursuant to which 21CF transferred to New Fox a portfolio of 21CF’s news, sports and broadcast businesses and certain other assets. 21CF retained all of the assets and liabilities not transferred to New Fox, including the Twentieth Century Fox film and television studios, certain cable networks and 21CF’s international TV businesses; these remaining assets and businesses are held directly or indirectly by the acquired 21CF entity.

As part of the acquisition, the Company agreed to sell 21CF’s Regional Sports Networks, which was completed in August 2019, and certain sport media operations in Brazil and Mexico. In addition, as a result of the 21CF acquisition the Company’s ownership interest in Hulu LLC (“Hulu”) increased to 60% (67% as of June 29, 2019). The acquired 21CF businesses are generally branded Fox, FX, National Geographic and Star.

To find out how to obtain more information regarding us and our business, you should read the documents incorporated and deemed to be incorporated by reference in this prospectus that are described in the section of this prospectus entitled “Where You Can Find More Information.”

Media Networks

•	Significant operations:

•	Disney, ESPN (80% ownership interest), FX, National Geographic (73% ownership interest) and Freeform branded domestic cable networks

•	ABC branded broadcast television network and eight owned domestic television stations

•	Television production and distribution

•	National Geographic branded publishing business

•	A 50% equity investment in A+E Television Networks (“A+E”), which operates a variety of cable networks including A&E, HISTORY and Lifetime

Parks, Experiences and Products

•	Significant operations:

•	Parks & Experiences:

•

Theme parks and resorts, which include: Walt Disney World Resort in Florida; Disneyland Resort in California; Disneyland Paris; Hong Kong Disneyland Resort (47% ownership interest); and Shanghai Disney Resort (43% ownership interest), all of which are consolidated in our results. Additionally, the Company licenses our intellectual property to a third party to operate Tokyo Disney Resort.

•	Disney Cruise Line, Disney Vacation Club, National Geographic and Disney-branded travel businesses, and Aulani, a Disney Resort & Spa in Hawaii

•	Consumer Products:

•	Licensing of our trade names, characters, visual, literary and other intellectual properties to various manufacturers, game developers, publishers and retailers throughout the world

•

Sale of branded merchandise through retail, online and wholesale businesses, and development and publishing of books, magazines (excluding National Geographic, which is reported in Media Networks), comic books and games

Studio Entertainment

•	Significant operations:

•

Motion picture production and distribution under the Walt Disney Pictures, Twentieth Century Fox, Pixar, Marvel, Lucasfilm, Fox 2000, Fox Searchlight Pictures, Twentieth Century Fox Animation and Touchstone banners

•	Development, production and licensing of live entertainment events on Broadway and around the world (stage plays)

Direct-to-Consumer & International

•	Significant operations:

•	Disney, ESPN, Fox, Star, FX and National Geographic branded international television networks and channels

•	Direct-to-consumer businesses distributed digitally to internet-connected devices:

•

Hulu and Hotstar streaming services, which aggregate acquired television and film entertainment content and produce original content. Prior to the acquisition of 21CF, Hulu was reported as an equity investment.

•	ESPN+ streaming service, which was launched in April 2018

•	Disney+ streaming service, which we plan to launch in late 2019

•	Other Company branded digital content distribution platforms and services

•	BAMTech LLC (“BAMTech”) (owned 75% by the Company since September 2017), which provides streaming technology services

•	Equity investments:

•	A 50% ownership interest in Endemol Shine Group, which is a multi-platform content provider with creative operations across the world’s major markets

•	A 27% effective ownership interest in Vice Group Holdings, Inc. (“Vice”), which is a media company that targets millennial audiences. Vice operates Viceland, which is owned 50% by Vice and 50% by A+E.

TWDC ENTERPRISES 18 CORP.

TWDC Enterprises is a Delaware corporation and a direct, 100% owned subsidiary of The Walt Disney Company. Its principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

These general corporate purposes may include, among others:

•	to repay indebtedness (including commercial paper) and reduce other obligations;

•	to fund share repurchases;

•	to fund dividend payments;

•	to fund investments in, or extensions of credit or contributions to, our subsidiaries; and

•	to fund acquisitions.

Proceeds may also be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, our funding requirements and the funding requirements of our subsidiaries, including TWDC Enterprises, at the time of issuance and the availability of other funds.

GENERAL DESCRIPTION OF SECURITIES

THE WALT DISNEY COMPANY

We, directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, the following types of securities:

•	our debt securities, in one or more series, which will be senior debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	shares of our common stock;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

•	any combination of these securities, individually or as units.

We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale, and the securities offered hereby may be convertible into or exercisable or exchangeable for other securities offered hereby. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

When we refer to “securities,” “debt securities,” “preferred stock,” “depositary receipts,” “common stock,” “warrants,” “purchase contracts” and/or “units” under the headings “Description of Debt Securities of The Walt Disney Company,” “Description of Preferred Stock of The Walt Disney Company,” “Description of Depositary Shares of The Walt Disney Company,” “Description of Common Stock of The Walt Disney Company,” “Description of Warrants of The Walt Disney Company,” “Description of Purchase Contracts of The Walt Disney Company,” or “Description of Units of The Walt Disney Company,” we refer only to those securities issued by The Walt Disney Company and not its subsidiaries, including TWDC Enterprises, unless the context otherwise requires or as otherwise indicated.

TWDC ENTERPRISES 18 CORP.

TWDC Enterprises may fully and unconditionally guarantee all payments of principal, interest, premium, if any, and other amounts payable on debt securities issued by The Walt Disney Company. When such a guarantee is offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and the guarantee.

DESCRIPTION OF DEBT SECURITIES OF THE WALT DISNEY COMPANY

In this “Description of Debt Securities of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); references to the “Guarantor” refer only to TWDC Enterprises and not to any of its subsidiaries; and all references to “debt securities” refer only to debt securities issued by The Walt Disney Company and not to any debt securities issued by TWDC Enterprises.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities. The debt securities will be our unsecured and unsubordinated obligations. We may issue these debt securities in one or more series.

Our debt securities may be issued from time to time under an indenture, which is referred to as the “indenture.” The trustee under the indenture is referred to as the “trustee.”

The following summary of selected provisions of the indenture and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement, the form of the debt securities and the indenture, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information” in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the debt securities and the indenture, which provisions, including defined terms, are incorporated by reference in this prospectus.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

We can issue an unlimited amount of debt securities under the indenture. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued debt securities. The debt securities of each series will be our direct, unsecured and unsubordinated obligations.

The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•

whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination;

•	the price or prices at which the debt securities of the series will be issued;

•

the person to whom any interest will be payable on any debt securities of the series, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

•	the extent to which, or the manner in which, any interest payable on a temporary or permanent global security on an interest payment date will be paid;

•	the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

•	the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

•

the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series;

•

the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

•

our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

•

our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•	the denominations in which any debt securities of the series are to be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the indenture;

•

if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity thereof pursuant to an event of default;

•

if we agree or any guarantor agrees to pay any additional amounts on any of the debt securities of the series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we or such guarantor will make these payments, and whether those additional amounts paid by us or such guarantor will be treated as interest or principal pursuant to the indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

•

whether the debt securities of the series are convertible or exchangeable into other securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•

if applicable, any special terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount, if any, will accrue;

•

whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the indenture;

•

whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the provisions described below under “—Defeasance and Discharge” and, unless otherwise expressly provided in the applicable prospectus supplement, such provisions will apply to the debt securities of the series;

•

whether the debt securities of the series are entitled to any benefits of any guarantee of any guarantors, including any addition or change to the provisions described below under “—The TWDC Enterprises Guarantee”;

•

any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the indenture;

•	any special United States federal income tax considerations applicable to the debt securities of the series; and

•	any other terms of the debt securities of the series.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus.

Consequences of Holding Company Status

Operations are conducted almost entirely through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any security interests in the assets of the subsidiary and would still be contractually subordinated to any indebtedness of the subsidiary senior to that held by us.

Holders of our debt securities have a direct claim only against us, unless such debt securities are guaranteed, in which case they also have a direct claim against any applicable guarantor.

Form, Exchange, Registration and Transfer

The debt securities of a series will be issued as registered securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under “—Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement, debt securities will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Debt securities of any series will be exchangeable for other securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, debt securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as the initial registrar under the indenture and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any office or agency where debt securities may be presented or surrendered for payment, registration of transfer or exchange and where notices and demands may be served (in addition to the registrar’s office) designated by us with respect to any series of debt securities, we may at any time rescind such designation or approve a change in the location of such office or agency, except that we will be required to maintain an office or agency in each place of payment for that series and, if required by the depositary, we will appoint a paying agent and registrar in The City of New York.

We may at any time designate additional offices or agencies where the debt securities of any series may be presented or surrendered for any or all purposes listed above.

In the event of any redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or other delivery of the relevant notice of redemption; or

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

The TWDC Enterprises Guarantee

Unless otherwise indicated in an applicable prospectus supplement, the Guarantor will fully and unconditionally guarantee the full and punctual payment of the principal of, premium, if any, interest on, and all other amounts payable under the debt securities (such debt securities, the “guaranteed debt securities”), in each case, when the same becomes due and payable, whether at maturity or upon redemption, repayment at the option of the holders of the debt securities, upon acceleration or otherwise. If for any reason we do not make any required payment in respect of our guaranteed debt securities when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the indenture. The guarantee is of payment, performance and compliance and not of collection.

Holders of our guaranteed debt securities are our direct creditors, as well as direct creditors of the Guarantor under the guarantee. The terms of the guarantee of any guaranteed debt securities will be described in the applicable prospectus supplement.

The Guarantor will be automatically and unconditionally released and discharged from its guarantee (i) upon notice by us to the trustee, at any time, that (x) the Guarantor is not a borrower, issuer or guarantor under certain material credit facilities or any debt securities (or substantially concurrently with the Guarantor’s release and discharge under such obligations) or (y) the aggregate principal amount of indebtedness for borrowed money (without duplication) issued or borrowed by all Measured Subsidiaries (as defined below) of The Walt Disney Company (collectively) (other than any indebtedness for borrowed money represented by a guarantee under the indenture or guarantees of third party indebtedness) constitutes (or, as a result of any event or circumstance occurring or arising substantially concurrently therewith, will constitute) no more than 10.0% of the aggregate principal amount of indebtedness for borrowed money of The Walt Disney Company and its Measured Subsidiaries (other than any indebtedness for borrowed money represented by guarantees of third-party indebtedness), on a consolidated basis, as of such time, (ii) upon the sale, transfer or disposition (including by way of consolidation or merger) of all or substantially all of the equity interests or assets of the Guarantor to another person (other than to us or any of our other subsidiaries), (iii) upon the discharge of our obligations under the indenture in accordance with its terms or (iv) upon any covenant defeasance or legal defeasance with respect to the debt securities of the applicable series as described in “—Discharge and Defeasance” below.

“Excluded Entity” means each of the Hong Kong Disneyland Entities, the Shanghai Project Entities and the Specified Project Entities.

“Hong Kong Disneyland Entity” means any subsidiary of the Guarantor and any other person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex, or any part thereof or any addition thereto, commonly known as “Hong Kong Disney,” “Hong Kong Disneyland” or “Disneyland Resort Hong Kong,” located at Penny’s Bay on Lantau Island, Hong Kong, which subsidiaries and other persons include, without limitation, as of the date hereof, Hongkong International Theme Parks Limited, Hong Kong Disneyland Management Limited and Walt Disney Holdings (Hong Kong) Limited.

“Measured Subsidiary” means, with respect to any person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Measured Subsidiaries) owned by such person. In the case of a Non-Corporate Entity, a person shall be deemed to have more than 50% of interests having ordinary voting power only if such person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a person solely by reason of such person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power.”

“Shanghai Project Entity” means any subsidiary of the Guarantor and any other person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex or any part thereof or any addition thereto, to be known as “Shanghai Disney,” “Shanghai Disneyland” or “Disneyland Resort Shanghai” or by any similar name, to be located in the Pudong New Area, Shanghai, People’s Republic of China, which subsidiaries and other persons include, without limitation, as of the date hereof, Shanghai International Theme Park Company Limited, Shanghai International Theme Park Associated Facilities Company Limited, Shanghai International Theme Park and Resort Management Company Limited and WD Holdings (Shanghai), LLC.

“Specified Project Entity” means:

(a) DVD Financing, Inc.;

(b) each affiliate of the Guarantor organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, in each case, if:

(i) such affiliate or other person has incurred debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);

(ii) except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such affiliate or other person from the Guarantor or any of its subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such affiliate or other person, the assets and revenues of such affiliate or other person); and

(iii) the property over which liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such affiliate or other person or a subsidiary of the Guarantor referred to in clause (c) below; and

(c) each affiliate of the Guarantor organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any affiliate or other person referred to in clause (b) above.

Covenants

Unless otherwise indicated in an applicable prospectus supplement, the indenture does not include covenants limiting the amount of secured or unsecured indebtedness that may be incurred by us and our subsidiaries or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us or the Guarantor that may adversely affect the holders of the debt securities, if, in the case of a consolidation, merger or transfer or lease of our or the Guarantor’s assets substantially as an entirety, the applicable transaction complies with the provisions described below under “—Mergers and Sales of Assets.” In addition, unless otherwise specified in an applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See “—Mergers and Sales of Assets.”

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on debt securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except as otherwise provided by the procedures of the depositary.

Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent. Any other paying agents designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for that series.

All moneys paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holder of the debt security will thereafter look only to us for payment of those amounts.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to its nominee or successor of the depositary or a nominee of such successor. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Mergers and Sales of Assets

The Walt Disney Company

The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things, (i) we are the continuing corporation, or the resulting, surviving or transferee person (if other than us) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the debt securities and the indenture, (ii) immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default under the indenture (any such event, a “default”) shall have occurred and be continuing under the indenture and (iii) we deliver to the trustee an officer’s certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which we are merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, us under the indenture and we will be discharged from all obligations under the indenture and the debt securities issued thereunder, except in the case of a lease of our properties and assets substantially as an entirety.

Guarantor

Subject to the guarantee release provisions therein, the indenture provides that the Guarantor may not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) it is the continuing person, it is merged or consolidated into us or another guarantor under the indenture or the resulting, surviving or transferee person (if other than us or the Guarantor) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of the Guarantor’s obligations under the debt securities and the indenture and (ii) we deliver to the trustee an officer’s certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which the Guarantor is merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, the Guarantor under the indenture and the Guarantor will be discharged from all obligations under the indenture and the debt securities issued thereunder, except in the case of a lease of its properties and assets substantially as an entirety.

Events of Default

The indenture provides that if an event of default (other than an event of default described in clause (c) of the next paragraph) occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. The indenture further provides that, if an event of default described in clause (c) of the next paragraph occurs and is continuing with respect to a series of debt securities, the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series shall become and be immediately due and payable, without any declaration or other act on the part of the trustee or the holders of any debt securities of that series. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind an acceleration of the debt securities of such series and its consequences.

Under the indenture, unless otherwise specified with respect to a series of debt securities in the applicable prospectus supplement, the following events will constitute an event of default with respect to a series of debt securities:

(a) default in (i) payment of any principal of or premium, if any, on any debt security of the series at its maturity or (ii) payment of any interest on any debt security of the series when due and payable, continuing for 30 days;

(b) failure by us to comply with our other agreements in the debt securities of the series or the indenture for the benefit of the holders of debt securities of that series upon the receipt by us of notice of the default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series and our failure to cure the default within 60 days after receipt by us of the notice;

(c) specified events of bankruptcy or insolvency with respect to us or any guarantor that is a Significant Subsidiary;

(d) the guarantee of a Significant Subsidiary ceases to be in full force and effect (other than as specified above under “—The TWDC Enterprises Guarantee” or as otherwise provided under the terms of the indenture) or the Guarantor denies its liability under the guarantee; and

(e) any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

“Significant Subsidiary” means, at any time, any of our subsidiaries which would be a “Significant Subsidiary” at such time, as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission, as in effect on the date of the indenture.

The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the trustee may refuse to follow any direction that conflicts with any law or the indenture or that the trustee determines in good faith is unduly prejudicial to the rights of other holders or would involve the trustee in personal liability and subject to other limitations provided for in the indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

(a) the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

(c) the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

(d) the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

(e) the trustee has failed to comply with the request within the 60-day period.

Notwithstanding the foregoing, the right of any holder of any debt security to receive payment of the principal of, premium, if any, and interest in respect of such debt security on the date or dates specified for payment in the debt security (or, in the case of redemption, on the applicable redemption date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) an event of default in the payment of any principal of, or premium, if any, or interest on, any debt security of the series when due, or (ii) a default in respect of the covenants or provisions in the indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in “—Modification and Waiver” below.

The indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officer’s certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

The indenture permits us, the Guarantor and the trustee to execute a supplemental indenture without the consent of the holders of the debt securities issued under the indenture:

•	to evidence the succession of another organization to us and the assumption by it of our obligations under the indenture and the debt securities;

•	to evidence the succession of another organization to the Guarantor and the assumption by it of the Guarantor’s obligations under the indenture;

•

to add to our or the Guarantor’s covenants, agreements and obligations for the benefit of the holders of all the debt securities or any series thereof, or to surrender any right or power conferred in the indenture upon us;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•

to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

•	to change or eliminate any provisions as is necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to reflect the release of the Guarantor in accordance with the provisions described in “—The TWDC Enterprises Guarantee” above;

•

to add guarantors with respect to the debt securities of one or more series or to secure the debt securities (and to reflect the release of any such additional guarantees or security in accordance with the terms of the indenture); or

•	to make any other change that does not adversely affect the rights of any holder of the debt securities issued under the indenture in any material respect.

The indenture also permits us, the Guarantor and the trustee, with the consent of (i) the holders of not less than a majority in principal amount of the outstanding debt securities issued under the indenture voting as a single class or (ii) in case less than all of the series of outstanding debt securities issued under the indenture are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding securities of all series issued under the indenture so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, the debt securities), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the applicable series of debt securities or modify in any manner the rights of the holders of the debt securities of the applicable series under the indenture, and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series under the indenture may, by written consent, waive compliance by us or the Guarantor with any provision of the indenture (but solely insofar as such provision relates to the debt securities of such series) or any provision of the debt securities of such series; provided, however, that no such supplemental indenture or waiver shall, without the written consent of the holder of each outstanding debt security under the indenture affected thereby:

•

change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof;

•	reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity thereof;

•	change the place or currency of payment of principal and premium, if any, or interest, if any, on any such debt security;

•

impair the right to institute suit for the enforcement of any such payment on any such debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture or to waive compliance with certain provisions thereof or certain defaults thereunder with respect to the debt securities of such series; or

•

modify any of the provisions of the indenture described in this paragraph except to increase the percentage of outstanding debt securities of such series required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement, the indenture provides that we may satisfy and discharge our obligations thereunder (subject to limited exceptions) with respect to the debt securities of any series issued thereunder by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after the outstanding debt securities of such series have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay to the date of deposit (in the case of debt securities of such series which have become due and payable) or to the stated maturity or redemption date, as the case may be, all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

In addition, unless otherwise indicated in an applicable prospectus supplement, the indenture provides that we may:

(a) be discharged from our obligations (subject to exceptions) in respect of the debt securities of a series (“defeasance and discharge”); or

(b) cease to comply with specified covenants insofar as they relate to the debt securities of a series (“covenant defeasance”), including those described under “—Mergers and Sales of Assets”;

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

(i) sufficient funds in the currency or currency unit in which the debt securities of that series are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series; or

(ii) that amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable United States federal income tax law; provided, however, that the opinion of counsel required by clause (i) above will not need to be delivered if all debt securities of the applicable series not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at the maturity date of such debt securities within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense.

Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the indenture, subject to certain exceptions (including for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities), and should look to the deposited funds or obligations for payment. In the case of covenant defeasance of the debt securities of any series, we and any guarantors will no longer be required to comply, solely insofar as relates to the debt securities of that series, with the covenants as to which covenant defeasance has occurred and a failure to comply with those covenants shall thereafter not constitute a default or event of default with respect of the debt securities of that series.

The Trustee under the Indenture

The trustee under the indenture, and/or one or more of its respective affiliates, may be lenders under our credit agreements, if any, and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

Except during the continuance of an event of default, the trustee need perform only those duties that are specifically set forth in the indenture and no others. In case an event of default occurs and is continuing, the trustee is required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of its own affairs.

The initial trustee under the indenture dated as of March 20, 2019 is Citibank, N.A.

Applicable Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK OF THE WALT DISNEY COMPANY

In this “Description of Preferred Stock of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “preferred stock” refer only to preferred stock issued by The Walt Disney Company and not to any preferred stock issued by any subsidiary, including TWDC Enterprises.

We may issue, from time to time, shares of one or more series or classes of our preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our charter, bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our charter, bylaws and the relevant certificate of designation.

General

Under our charter, we have the authority to issue 100,000,000 shares of preferred stock. Our Board of Directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law (the “DGCL”).

Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•

the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•

whether depositary shares representing shares of the series of preferred stock will be offered and, if so, the fraction of a share of the series of preferred stock represented by each depositary share (see “Description of Depositary Shares of The Walt Disney Company” below);

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless (i) if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period. However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that class;

•	increase or decrease the par value of the shares of that class; or

•	alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES OF THE WALT DISNEY COMPANY

In this “Description of Depositary Shares of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “depositary shares” refer only to depositary share receipts issued by The Walt Disney Company and not to any depositary share receipts issued by any subsidiary, including TWDC Enterprises.

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder.

Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions therein of certain terms.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. We will not issue any partial shares of preferred stock. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Limitations on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF COMMON STOCK OF THE WALT DISNEY COMPANY

In this “Description of Common Stock of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” the “Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “common stock” refer only to common stock issued by The Walt Disney Company and not to any common stock issued by any subsidiary, including TWDC Enterprises.

We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our charter, bylaws and the applicable prospectus supplement.

Authorized Shares

Under our charter, we have the authority to issue 4,600,000,000 shares of common stock.

Dividends

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments will be described in the applicable prospectus supplement.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of common stock possess all voting power. Our charter does not provide for cumulative voting for the election of directors. As a result, under the DGCL, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all the directors of The Walt Disney Company then standing for election and holders of the remaining shares will not be able to elect any director. Directors are elected by a majority of votes cast at the annual meeting of stockholders, unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the numbers of shares voted “for” a director exceeds the number of votes cast “against” that director.

If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board of Directors the action to be taken with respect to the tendered resignation. The Board of Directors is required to determine whether to accept or reject the resignation, or what other action should be taken, within ninety (90) days of the date of the certification of election results.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Miscellaneous

All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions Inc. is the principal transfer agent and registrar for the common stock.

Certain Anti-takeover Effects

General. Certain provisions of our charter and the DGCL could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our charter, our bylaws and the DGCL.

Our bylaws permit adoption of a stockholder rights plan, rights agreement or any other form of distribution to stockholders which is designed to or has the effect of making an acquisition of large holdings of our shares of common stock more difficult or expensive if, but only if, approved by a majority of the Board of Directors including a majority of independent directors. The bylaw requires that any such plan terminate within one year following the date of adoption unless the plan has been ratified by stockholders or extended by further votes of the Board of Directors. Our Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our Board of Directors expressly reserves the right to introduce these measures in the future.

Business Combinations. Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our charter nor our bylaws contains a provision electing to “opt-out” of Section 203.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to our Board of Directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements set forth in our bylaws. Likewise, if our Board of Directors has determined that directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other requirements set forth in our bylaws.

Proxy Access. Our bylaws permit a qualified stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to twenty stockholders) must have continuously owned for at least three years 3% or more of the total voting power of our outstanding shares of capital stock entitled to vote in the election of directors. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws is generally the greater of (x) two or (y) 20% of the total number of our directors in office as of the last day on which notice of a nomination may be delivered or, if such amount is not a whole number, the closest whole number below 20%.

Notice of a nomination under our proxy access bylaw provisions must generally be submitted to our secretary at our principal executive offices no earlier than the close of business on the one hundred fiftieth day and no later than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. The notice must contain certain information specified in our bylaws.

Special Meetings. Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the charter or the bylaws. Our charter provides that special meetings of stockholders may only be called by our Board of Directors, the Chairman of our Board of Directors, the Chief Executive Officer, or, solely to the extent required by our bylaws, by the Secretary of the Company at the written request in proper form of one or more stockholders who have continuously held as stockholders of record “Net Long Shares” (as defined in the bylaws) representing in the aggregate at least twenty-five percent (25%) of the outstanding shares of our common stock for at least one year prior to the date such request is delivered to the Secretary.

Board Vacancies. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

DESCRIPTION OF WARRANTS OF THE WALT DISNEY COMPANY

In this “Description of Warrants of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “warrants” refer only to warrants issued by The Walt Disney Company and not to any warrants issued by any subsidiary, including TWDC Enterprises.

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus (excluding the guarantees).

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•

the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price of the warrants, if any;

•	the currency or currencies in which such warrants are exercisable;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of the warrants, if any;

•	antidilution provisions of the warrants, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS OF THE WALT DISNEY COMPANY

In this “Description of Purchase Contracts of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “purchase contracts” refer only to purchase contracts issued by The Walt Disney Company and not to any purchase contracts issued by any subsidiary, including TWDC Enterprises.

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (excluding the guarantees) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement will describe, among other things, the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS OF THE WALT DISNEY COMPANY

In this “Description of Units of The Walt Disney Company” section, when we refer to “The Walt Disney Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries (including TWDC Enterprises); all references to “units” refer only to units issued by The Walt Disney Company and not to any units issued by any subsidiary, including TWDC Enterprises.

We may, from time to time, issue units comprised of one or more of the other securities that we may offer under this prospectus (excluding the guarantees), in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The terms and conditions described under “Description of Debt Securities of The Walt Disney Company,” “Description of Preferred Stock of The Walt Disney Company,” “Description of Depositary Shares of The Walt Disney Company,” “Description of Common Stock of The Walt Disney Company,” “Description of Warrants of The Walt Disney Company” and “Description of Purchase Contracts of The Walt Disney Company” will apply to any debt securities, preferred stock, depositary shares, common stock, warrants or purchase contracts, as applicable, included in each unit, unless otherwise specified in the applicable prospectus supplement.

DESCRIPTION OF THE TWDC ENTERPRISES GUARANTEE

See above “Description of Debt Securities of The Walt Disney Company—The TWDC Enterprises Guarantee.”

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Securities offered hereby may also be issued upon conversion, exercise or exchange of other securities offered hereby. We also reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. In this case, no underwriters, dealers or agents would be involved.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. The consideration for these securities may be cash or another form negotiated by the parties. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale. The debt securities, together with any guarantees thereof, may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the offered debt securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered debt securities if any of the offered debt securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange (if applicable), in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

One or more of the underwriters, agents or dealers, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including The Walt Disney Company, that file electronically with the Securities and Exchange Commission. The public can obtain any documents that we file electronically with the Securities and Exchange Commission at http://www.sec.gov. Our Securities and Exchange Commission filings and other information about The Walt Disney Company are also available at our website at www.thewaltdisneycompany.com. Except for documents filed with the Securities and Exchange Commission and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

We and TWDC Enterprises have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we and TWDC Enterprises can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We and TWDC Enterprises incorporate by reference the following documents that we and TWDC Enterprises have previously filed with the Securities and Exchange Commission (other than information in such documents that is deemed not to be filed):

(a)

TWDC Enterprises’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018, filed on November 21, 2018 (the financial statements and the related audit opinion have been superseded by the financial statements and audit report in TWDC Enterprise’s Current Report on Form 8-K filed on February 15, 2019 and The Walt Disney Company’s Current Report on Form 8-K filed on August 14, 2019);

(b)

TWDC Enterprises’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018, filed on February 5, 2019 (the financial statements have been superseded by the financial statements in The Walt Disney Company’s Current Report on Form 8-K filed on August 14, 2019);

(c)

the information in TWDC Enterprises’s proxy statement filed on January  11, 2019, but only to the extent such information is incorporated by reference in TWDC Enterprises’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018;

(d)	TWDC Enterprises’s Current Reports on Form 8-K filed on October 5, 2018, October 15, 2018, October 22, 2018, October 29, 2018, November 27, 2018, November 30, 2018, December 3, 2018,

December 4, 2018, December 26, 2018, January 8, 2019, January 18, 2019 (first filing only), January 25, 2019, January 29, 2019, January 30, 2019, February 6, 2019, February 15, 2019, February 21, 2019, March 1, 2019, March 4, 2019, March 5, 2019, March 8, 2019, March 8, 2019, March 12, 2019, March 18, 2019 and March 20, 2019;

(e)

The Walt Disney Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2019, filed on May  8, 2019 and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2019, filed on August 6, 2019;

(f)

The Walt Disney Company’s Current Reports on Form 8-K filed on March 20, 2019, on Form 8-K12B filed on March  20, 2019, on Form 8-K/A filed on March 27, 2019 and on Form 8-K filed on May 3, 2019, May 14, 2019, August  14, 2019 and August 29, 2019; and

(g)

the description of The Walt Disney Company common stock contained in the Registration Statement on Form S-4 (File No. 333-225850) first filed by The Walt Disney Company on June 25, 2018, including any subsequent amendment or report filed for the purpose of updating such description.

We also are incorporating by reference all future documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities made hereby (other than information in and exhibits to such documents that are deemed not to be filed). The most recent information that we file with the Securities and Exchange Commission automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Associate General Counsel and Assistant Secretary; telephone number (818) 560-1000. You should not assume that the information in this prospectus, any document incorporated by reference herein, or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

Except as incorporated by reference herein from TWDC Enterprises’s filings with the Securities and Exchange Commission, this prospectus omits financial statements for TWDC Enterprises, as permitted by the Securities and Exchange Commission in Rule 3-10(e) of Regulation S-X. TWDC Enterprises is our 100% owned subsidiary, and any guarantees by TWDC Enterprises of debt securities we may issue under this prospectus will be full and unconditional.

LEGAL MATTERS

Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offer.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to The Walt Disney Company’s Current Report on Form 8-K dated August 14, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Twenty-First Century Fox, Inc. appearing in The Walt Disney Company’s Amended Current Report on Form 8-K/A filed on March 27, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$

$            % Notes due 20

$             % Notes due 20

$             % Notes due 20

$             % Notes due 20

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Guaranteed by TWDC Enterprises 18 Corp.

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BNP PARIBAS

Credit Suisse

Deutsche Bank Securities

Goldman Sachs & Co. LLC

Morgan Stanley

                , 2020